UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 08, 2023

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57 Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2023 (the “Amendment Closing Date”), CareMax Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”) to that certain Credit Agreement (the “Credit Agreement”) dated as of May 10, 2022 (the “Initial Closing Date”), by and among the Company, certain of the Company’s subsidiaries as guarantors (the “Subsidiary Guarantors”), Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger and Bookrunner, BlackRock Financial Management (as defined in the Credit Agreement), as Lead Manager, Crestline Direct Finance, L.P., as Documentation Agent, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”).

The Second Amendment amends the Credit Agreement to, among other things, (i) provide for a new incremental delayed draw term loan B facility in an aggregate principal amount of $60.0 million (the “Delayed Draw Term Loan B Facility”), which may be drawn by the Company in up to five (5) borrowings from and after the Amendment Closing Date until the twelve (12) month anniversary of the Amendment Closing Date; (ii) revise the commitment expiration date for the Company’s existing $110.0 million delayed draw term loan A facility to forty-five (45) days following the Amendment Closing Date, (iii) extend the commencement of amortization payments on loans under the Credit Agreement from March 31, 2024 to May 31, 2025; (iv) reduce the amount of interest that the Company may elect to capitalize from 4.00% to 3.50% beginning on the second anniversary of the Initial Closing Date, 3.00% beginning on the third anniversary of the Initial Closing Date and 1.50% beginning on December 10, 2025; (v) increase the amount of the super-priority revolving credit facility that is permitted to be added to the Credit Agreement to $45.0 million and provide that the entirety of such facility may be used for general corporate purposes; and (vi) amend the prepayment provisions of the Credit Agreement, including to have such provisions run as of the Amendment Closing Date.

Certain of the Lenders and other parties to the Credit Agreement, or their affiliates, have been party to subscription agreements with the Company for the purchase of shares of the Company’s Class A common stock. In addition, certain of the Lenders and other parties to the Credit Agreement, or their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such Lenders and other parties have received, and in the future may receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2023.

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing its financial results for the fourth quarter and twelve months ended December 31, 2022 and provided an investor presentation to accompany the press release. Copies of the press release announcing the Company's financial results and the investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This information and the information contained in Exhibits 99.1 and 99.2 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
Exhibit No.	Description

99.1	Press Release issued by CareMax, Inc. on March 9, 2023
99.2	Investor Presentation of CareMax, Inc. on March 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2023	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer